UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Schedule 14A Information

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dMY Technology Group, Inc.

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On December 8, 2020, Greg Carlin, Chief Executive Officer of Rush Street Interactive, LP (“RSI”), participated in an interview with Calvin Ayre reporter Becky Liggero, during which they discussed the proposed business combination (the “Business Combination”) of RSI and dMY Technology Group, Inc. (the “Company”). Below is a transcript of the interview.

CALVIN AYRE INTERVIEW TRANSCRIPT

BECKY LIGGERO, CALVINAYRE.COM:

Hey everybody, I’m here with Greg Carlin. He is the CEO and the co-founder, I believe, of Rush Street Interactive. Greg, thank you so much for joining me. I’ve seen you on the G2E digital panel talking about the exciting world of Omni Channel and bringing online to land-based space, so it’s a delight to have you here today. I wanted to open up our discussion by talking about some exciting news on your side. Rush Street Interactive is merging into a SPAC. This is big news. I’m sure you’re very busy. Tell me what’s going on on your end with this regard and why this is a super exciting time for you.

GREG CARLIN, RUSH STREET INTERACTIVE:

Well, first thanks for having me Becky. It’s a pleasure to be on your show. Yes, it is an exciting time for Rush Street Interactive. We’re currently in the process of merging into a SPAC called DMY Technology and we’re hopefully targeting a close in early December. Making the transition from private company to public company certainly has been an interesting process.

BECKY LIGGERO:

Excellent, and what kind of exciting plans do you have for the company going into 2021?

GREG CARLIN:

Well, we’ve got lots of exciting plans. So, first of all, we’re going to put a lot of cash, once we close the transaction, we’re going to have a lot of cash on our balance sheet. We’re going to have approximately, hopefully, 230 million dollars or so of cash available to grow our business. As you know, the online casino business and sports betting business in the U.S. is just growing at a really rapid pace. We’re still really in the early innings of expansion and Rush Street Interactive is active in several markets in the U.S. We’re in Pennsylvania. We’re in New Jersey. We’re in Indiana. We’re in Illinois. We’re in Colorado. We recently launched in Iowa. We’ll be launching in Michigan. So, all these new market launches take money and capital, so we’re going to be much better capitalized once the transaction closes.

BECKY LIGGERO:

Outstanding. Love it. And I know on your panel, one of the panelists mentioned that there’s something like 2.5 billion net revenue available if casinos would just flick on the switch and have online. What I wanted to get an idea of, from you is, how important is it to have the whole the whole offering? So beyond just sports betting, to have casino, to have poker, to have bingo, in order to reach this kind of net revenue?

GREG CARLIN:

That’s a great question. In the U.S., I’m not sure anyone’s live with bingo yet but we think that’s a real interesting vertical and I know that’s on our roadmap as far as a product we’d like to add to our arsenal. Also, we haven’t launched poker yet. Poker in the U.S. is interesting because, as you know, gaming is really state-by-state so I don’t think there’s cross market liquidity yet. So, if you look at New Jersey for example, and you look at Pennsylvania, Nevada has it as well but it’s tiny, the revenue numbers have been fairly small and not growing, but when you compare that to casino and sports betting, obviously they’re growing much faster and they’re much bigger markets. And then as far as between casino and sports betting, the two most developed markets, New Jersey and Pennsylvania, if you look at the revenues from August and September for example, casino is a much bigger market than sports betting. I think casino is roughly 77 percent of the total pie between sports betting and casino in both Pennsylvania and New Jersey, so casino and sports betting together are really powerful.

BECKY LIGGERO:

Excellent. I think it was you that said that sports betting is more palatable, potentially, for the states right now with the repeal of PASPA and all of this, but interesting. Interesting. I know that you also said that there is not much consensus in the U.S. when it comes to state-by-state regulation. I mean it’s really complex and I wanted to know from you who are the stakeholders and what is it that they are interested in when it comes to looking at the rollout on a state-by-state basis?

GREG CARLIN:

I mean, it’s really different for each state. Are we talking about online sports betting in casinos?

BECKY LIGGERO:

Online in general. I know that we’re talking about tribes, we’re talking about lotteries. Who would get licenses for online?

GREG CARLIN:

It really depends on the state. For example, Tennessee, which just launched recently, there’s no bricks and mortar casinos there, so they set up a regime, I think, through their lottery where anyone could apply for a license. But generally, if there’s bricks and mortar casinos in the state, like certainly in New Jersey and Pennsylvania, what you’ve seen is that the online gaming and sports betting were legalized, the licenses were vested through the bricks and mortar casinos. But in places like, actually, in Delaware, it was more of a lottery model. In Oregon it was a lottery model. New Hampshire was a lottery because they don’t have bricks and mortar casinos, but other than that it’s generally been through the bricks and mortar casinos. And D.C. actually was lottery with online.

BECKY LIGGERO:

It’s really just underscores how different it is depending on which state you’re talking about, for sure. And since a lot of this involves the brick and mortar like you’re saying, how much of a fear do you think that there still is with cannibalization when it comes to offering online? I know, I feel ridiculous even saying that word because this was such a big topic when online was first introduced, but are people still nervous about this? I mean what are you getting?

GREG CARLIN:

It just depends, right? I think there’s, like any business and business opportunity, there’s winners and losers and certain operators don’t really have a developed online strategy, maybe really aren’t focused on it, so I think it’ll impact different companies differently. There’s definitely some concern about cannibalization in the industry, in the bricks and mortar industry, but if you look at the data, use New Jersey as an example, because that’s really the most developed online gaming market, it’s been around for almost seven years. If you look at 2019 numbers—it’s hard to look at 2020 just because there’s a lot of noise in those numbers, because a lot of casinos were shut down for three months, so that’s certainly impacted revenue levels—but if you look at 2019 as the last sort of base year, bricks and mortar revenue in New Jersey actually grew about seven percent while online also grew actually 45 or 50 percent, so you still had bricks and mortar revenue growing with online gaming, so I think the two can complement each other.

BECKY LIGGERO:

Yeah, for sure, and here over in Europe it’s been that way for many many many years—complement each other. Yeah I guess, surely, the answer is Omni Channel moving forward and I know that this is an area where you really specialize in at Rush Street. Can you talk to me about some of the ways that Rush Street Interactive, in particular, really shine in bringing players from online to land-based, land-based back to online?

GREG CARLIN:

We’ve been live in Pennsylvania for a little bit over a year now, and it’s still early days, we’re still figuring things out. Ultimately our goal is to integrate our reward program so we have one reward program between bricks and mortar and online. We’re not quite there yet but we are doing lots of different things. I think having a bricks and mortar experience and background really helps to understand the customer. We’ve surveyed players, our bricks and mortar players, and interestingly a majority of them still have haven’t been online. A lot of the traditional casino customers are a little older and maybe they’re not as comfortable putting their credit card number in or signing up for an account, they’re worried about security. Those are all interesting information for us to have so when we message our players and we try to talk to them about converting to online, I think some of the information we have is helpful. But the traditional bricks and mortar casino, they have a database of players and they have a bricks and mortar casino, and they market their database to the players well. So now we’ve got two levers. We’ve got bricks and mortar and we have an online casino. There’s certain customers in the database that we can target for online and it’s more of a dynamic process, if you will. So players can play in the casino if they want, or play online. There’s more opportunities. If someone doesn’t want to make the trip, they can do it online. I think we’re figuring all that out and I think we’re seeing good results with that.

BECKY LIGGERO:

Amazing. Yeah, I think a point, I think it was you, made on the G2E panel was that a lot of people don’t even think about taking the online player and bringing them into the land-based space. I think it was bingo that was the example.

GREG CARLIN:

Yeah, we do offers, online offers, with free play in the bricks and mortar so we can move folks from online to bricks and mortar. It’s interesting. More of our players in our Rush Rewards database, bricks and mortar database, are playing online then vice versa but I was surprised to see the number of folks that hadn’t been in our Rush Rewards database playing online and getting to come to the casino. It’s been a two-way street for sure.

BECKY LIGGERO:

Amazing. I love it. Well Greg, honestly, it’s really nice to talk to you and hear all this great news coming out of Rush Street Interactive. It’s been a real pleasure. I know you’re a busy man, lots of plans, lots of things happening, so I appreciate your time so much today. Thank you very much for joining me.

GREG CARLIN:

Thanks, Becky. Thanks for having me.

BECKY LIGGERO:

Thank you guys very much for watching. This is Becky Liggero for CalvinAyre.com.

No Offer or Solicitation

This filing shall not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the proposed business combination and other transactions described herein or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Information About the Business Combination and Where to Find It

In connection with the proposed Business Combination, the Company filed a preliminary proxy statement with the SEC on October 9, 2020 and intends to file a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement and the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials will contain important information about RSI, the Company and the Business Combination. When available, the definitive proxy statement and other relevant materials for the Business Combination will be mailed to stockholders of the Company as of a record date to be established for voting on the Business Combination. Stockholders of the Company will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s web site at www.sec.gov, or by directing a request to: dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Registration Statement on Form S-1, which was filed by the Company with the SEC on January 31, 2020 and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request to dMY Technology Group, Inc., 1180 North Town Center Drive, Suite 100, Las Vegas, Nevada 89144, Attention: Niccolo de Masi. Additional information regarding the interests of such participants will be contained in the proxy statement for the Business Combination when available.

RSI and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of the Company in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement for the proposed Business Combination when available.

Forward-Looking Statements

This Schedule 14A includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s and RSI’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s and RSI’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company’s and RSI’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement, (2) the outcome of any legal proceedings that may be instituted against the Company and RSI following the announcement of the Business Combination Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of the Company, certain regulatory approvals or satisfy other conditions to closing in the Business Combination Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on RSI’s business and/or the ability of the parties to complete the Business Combination; (6) the inability to obtain or maintain the listing of the shares of common stock of the post-acquisition company on the New York Stock Exchange following the Business Combination; (7) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (8) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably and retain its key employees; (9) costs related to the Business Combination; (10) changes in applicable laws or regulations; (11) the possibility that RSI or the combined company may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.